                                  Exhibit 21.1

                                  SUBSIDIARIES


OPEN SYSTEM TECHNOLOGIES, INC.

H.V. JONES, INC.

SOLSOURCE COMPUTERS, INC.

OSAGE COMPUTER GROUP, INC.

OPEN BUSINESS SYSTEMS, INC.

OSAGE SYSTEMS GROUP MINNESOTA, INC.

OSAGE SUPPORT CENTER, INC.

ELECTRONIC COMMERCE NETWORK SOLUTIONS CORPORATION